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                    EXHIBIT 32: Rule 13a-14(b) Certifications


The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of NexxNow, Inc.

A signed original of this written statement required by Section 906 has been provided to NexxNow, Inc. and will be retained by NexxNow, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

September 18, 2009

                                     /s/ Gary Berthold
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                                     Gary Berthold, Chief Executive Officer


                                     /s/ Sterling Shepperd
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                                     Sterling Shepperd, Chief Financial Officer





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